Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements No. 2-83963, No. 33-50606, No. 333-30331, No. 333-87077, No. 333-91440, No. 333-104714, No. 333-105567, No. 333-105568, No. 333-112421, No. 333-121089, No. 333-134281, and No. 333-153542 on Form S-8, Post Effective Amendment No. 1 to Registration Statements No. 2-84723 and No. 333-105567 on Form S-8, and Registration Statements No. 333-12909, No. 333-30355, and No. 333-145055 on Form S-3 of our reports dated February 27, 2009, relating to (i) the consolidated financial statements and financial statement schedule of Schering-Plough Corporation and subsidiaries (which report expressed an unqualified opinion and included an explanatory paragraph regarding the Company’s adoption of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, and Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes) and (ii) the effectiveness of Schering-Plough Corporation and subsidiaries’ internal control over financial reporting appearing in this Annual Report on Form 10-K of Schering-Plough Corporation and subsidiaries for the year ended December 31, 2008.
/s/  DELOITTE & TOUCHE LLP
Parsippany, New Jersey
February 27, 2009

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